EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-272638) of our report dated January 20, 2023, relating to the financial statements of Trio Petroleum Corp. as of October 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 30, 2023